                                                                Exhibit 3.34


                                   BY-LAWS OF

                       FOUNTAINVIEW CONVALESCENT HOSPITAL


                                    ARTICLE I
                                PLACE OF BUSINESS

The principal office for the transaction of the business of the corporation shall be located at such place or places within the County of Los Angeles State of California, as the Board of Directors shall from time to time determine.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

Section l. PLACE. All meetings of the shareholders shall be held at the
---------
principal office of the corporation in the State of California.

Section 2. ANNUAL. The annual meeting of the shareholders shall be held on the
---------
2nd Monday of September   , in each year, if not a legal holiday, and if a legal
holiday, then on the next succeeding business day, at the hour of 10:00 o'clock A.M., at which time the shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

Section 3. SPECIAL. Special meetings of the shareholders, for any purpose or
---------
purposes whatsoever, may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation.

Section 4. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Notices of meetings,
---------
annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of his neglect or refusal, by any director or shareholder.
         Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, not less than seven days before such meeting.
         Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and in case of special meeting, as provided by the Corporations Code of California, the general nature of the business to be transacted.
         When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. ENTRY OF NOTICE, Whenever any shareholder entitled to vote has been
---------
absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be sufficient evidence that due notice of such meeting was given to such shareholder, as required by law and the by-laws of the corporation.

Section 6. CONSENT TO SHAREHOLDERS' MEETINGS, The transactions of any meeting of
---------
shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
         Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

Section 7. QUORUM. The holders of a majority of the shares entitled to vote
---------
thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. VOTING. Only persons in whose names shares entitled to vote stand on
---------
the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.
         Every shareholder entitled to vote shall be entitled to one vote for each of said shares and shall have the right to accumulate his votes as provided in Section 2235 Corporations Code of California.

Section 9. PROXIES. Every person entitled to vote or execute consents may do so
---------
either in person or by one or more agents authorized by a written proxy executed by the person or his duly authorized agent and filed with the secretary of the corporation.

                                   ARTICLE III
                             DIRECTORS - MANAGEMENT

Section l. POWERS. Subject to the limitation of the Articles of Incorporation,
---------
of the By-Laws and of the Laws of the State of California as to actions to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

Section 2. NUMBER OF DIRECTORS AND QUALIFICATIONS. The authorized number of
---------
directors of the corporation shall be three (3), until changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, Article III of these By-Laws, adopted by the vote or written assent of the shareholders entitled to exercise the majority of the voting power of the corporation.


                                                                             2.

Section 3. ELECTION AND TENURE or OFFICE. The directors shall be elected by
---------
ballot at the annual meeting of the shareholders, to serve for one year and until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a
---------
majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.
         The Shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of directors.
         A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.
         If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, The Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.
         No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.
         The entire Board of Directors or any individual director may be removed from office as provided by Section 810 of the Corporations Code of the State of California.

Section 5. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held
---------
at the office of the corporation in the State of California, as designated for this purpose, from time to time, by resolution of the Board of Directors or written consent of all of the Members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all Members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Section 6. ORGANIZATION MEETINGS. The organization meetings of the Board of
---------
Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of
---------
Directors shall be held on none If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter.
No notice need be given of such regular meetings.

Section 8. SPECIAL MEETINGS and NOTICE THEREOF. Special meetings of the Board of
---------
Directors for any purpose or purposes shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice-President or by any two directors.
         Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records

                                                                              3.

on the corporation, or it is not so Shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided; it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 9. WAIVER OF NOTICE. When all the directors are present at any
---------
directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an
----------
adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 11. QUORUM. A majority of the number of directors as fixed by the
----------
articles or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

Section 12. DIRECTORS ACTING WITHOUT A MEETING, Any action required or permitted
----------
to be taken by the Board of Directors under any provision of this Article may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed under any provision of this Article which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that the By-Laws, authorize the directors to so act, and such statement shall be prima facie evidence of such authority.

                                   ARTICLE IV
                                    OFFICERS

Section l. OFFICERS. The officers of the corporation shall be
---------

           l.   President
           2.   Vice-President
           3.   Secretary
           4.   Treasurer

         The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional vice-presidents, one or more assistant-secretaries, one or more assistant-treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.


                                                                              4.

Officers other than the president and chairman of the board need not be directors. One person may hold two or more offices, except those of president and secretary.

Section 2. ELECTIONS. The Officers of the corporation, except such officers as
---------
may be appointed in accordance with the provisions of Section 3 or 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his or her office at the pleasure of the Board of Directors, who may, either at a regular or special meeting, remove any such officer and appoint his or her successor.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such
---------
other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. RESIGNATION AND REMOVAL. Any officer may be removed, either with or
---------
without cause, by a majority of the directors at the time in office at a regular or special meeting of the board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
         Any officer may resign at any time by giving written notice to the Board of Directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation,
---------
removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be
---------
such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors as prescribed by the By-Laws.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be
---------
given by the Board of Directors to the Chairman of the Board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall: (1) Preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors;
         (2) Be a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation.
         (3) Have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8. VICE-PRESIDENTS In the absence or disability of the president, the
---------
vice-presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the


                                                                              5.

powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the By-Laws.

Section 9. SECRETARY. The secretary shall: (1) Keep, or cause to be kept, a book
---------
of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those directors and shareholders present, the names of those present at the directors' meeting, the number of shares present or represented at shareholders' meetings and the proceedings thereof;
         (2) Keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; the number and date of cancellation of every certificate surrendered for cancellation;
         (3) Give or cause to be given, notice of all meetings of shareholders and the Board of Directors, as required by the By-Laws or By-Law to be given;
         (4) Keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section 10. TREASURER. The treasurer shall: (1) Keep and maintain, or cause to
----------
be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and surplus shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any director;
         (2) Shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors;
         (3) Disburse the funds of the corporation as may be ordered by the Board of Directors;
         (4) Render to the president and directors, when they request it, an account of all of his or her transactions as treasurer and of the financial condition of the corporation;
         (5) Have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

                                    ARTICLE V
                         RECORDS - REPORTS - INSPECTION

Section l. RECORDS. The corporation shall maintain adequate and correct
---------
accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION. The share register or duplicate share register, the books
---------
of account, and minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the


                                                                              6.

holder or a voting trust certificate at any reasonable time, and for a purpose reasonably related to his or her interests as a shareholder, and shall be exhibited at any time when required by the demand of ten percent of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary or assistant-secretary of the corporation.

Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment
---------
of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 4. ANNUAL REPORT. The Board of Directors of the corporation shall cause
---------
to be sent to the shareholders not later than 75 days after the close of the fiscal or calendar year an annual report in compliance with the provisions of
Section 3006 of the California Corporation Code, unless the By-Laws expressly dispense with such report.

Section 5. CONTRACTS, ETC. The Board of Directors, except as the By-Laws or
---------
Articles of Incorporation otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement or to pledge its credit to render it liable for any purpose or to any amount.

Section 6. INSPECTION OF BY-LAWS. The corporation shall keep in its principal
---------
office for the transaction of business the original or a copy of the By-Laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during business hours.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

Section l. CERTIFICATES OF STOCK. Certificates for shares shall be of such form
---------
and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

         Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signature of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it became effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign as registrar of transfers.

                                                                              7.

Section 2. TRANSFER. Upon surrender to the Secretary or transfer agent of the
---------
corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of
---------
stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stack represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint
---------
one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS. The Board of Directors may close the
---------
transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

                                   ARTICLE VII
                                   AMENDMENTS

Section 1. POWER OF SHAREHOLDERS. These By-Laws may be repealed or amended, or
---------
new By-Laws may be adopted at such annual meeting, or at any other meeting of the shareholders, called for the purpose by the Board of Directors, by a vote representing a majority of the shares entitled to vote, or by the written assent of such shareholders.

Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided
---------
in Section 1 of this Article VII to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.

Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new By-Law is adopted,
---------
it shall be copied in the Book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                  ARTICLE VIII
                                      SEAL

The Corporation shall adopt and use a corporate seal consisting of a circle setting forth on its circumference the name of the corporation and showing the State and date of incorporation.



                                                                              8.

KNOW ALL MEN BY THESE PRESENTS:

           That we, the undersigned, being all the directors of FOUNTAINVIEW CONVALESCENT HOSPITAL, a corporation incorporated, organized and existing under the laws of the State of California, do hereby certify that the foregoing By-Laws, were duly adopted as the By-Laws of the said corporation.

           IN WITNESS WHEREOF, we have hereunto subscribed our names this 30th day of June, 1967


                                  /s/ Julian Robinson
                                  -----------------------------------
                                            JULIAN ROBINSON


                                  /s/ Alan B. Bodley
                                  -----------------------------------
                                            ALAN B. BODLEY


                                  /s/ Alan L. Belinkoff
                                  -----------------------------------
                                            ALAN L. BELINKOFF


KNOW ALL MEN BY THESE PRESENTS:

           That I, the undersigned, the duly elected, and acting Secretary of FOUNTAINVIEW CONVALESCENT HOSPITAL do hereby certify, that the above and foregoing By-Laws were adopted as the By-Laws of said corporation on the 30th day of June, 1967

           IN WITNESS WHEREOF, I have hereunto subscribed my name this 30th day of June, 1967.

                                  /s/ Morris Freedman
                                  -----------------------------------
                                                Secretary
                                            MORRIS FREEDMAN

KNOW ALL MEN BY THESE PRESENTS:

           That I, the undersigned, the duly elected, and acting Secretary of do hereby certify, that the above and
foregoing Code of By-Laws was submitted to the shareholders at their first
meeting held on the     day of     19 , and was ratified by the vote of
shareholders entitled to exercise the majority of the voting power of said corporation.

           IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed
the seal of said corporation this     day of       19



                                  -----------------------------------
                                               Secretary



                                                                              9.